EXHIBIT 99.1

AxoGen, Inc. Reports 2018 First Quarter Financial Results

Record Q1 Revenue of $17.3 million, representing 41% growth over prior year

ALACHUA, FL – April 30, 2018 – AxoGen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerves, today reported financial results and business highlights for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Results and Recent Business Highlights

•Revenue of $17.3 million, up 41% compared to $12.2 million in the first quarter of 2017

•Gross margin of 84.3% compared to 84.4% in the first quarter of 2017

•Net loss for the quarter was $5.6 million, or $0.16 per share, compared to net loss of $3.8 million, or $0.11 per share, in the first quarter of 2017

•Adjusted EBITDA loss of $3.1 million compared to adjusted EBITDA loss of $2.2 million in Q1 2017

•Adjusted net loss for the quarter was $3.9 million, or $0.11 per share, compared to adjusted net loss of $2.9 million, or $0.09 per share, in the first quarter of 2017

“We are pleased to report a successful first quarter with record revenues of $17.3 million, representing 41% growth over the prior year,” said Karen Zaderej, president and CEO of AxoGen. “Our record revenue reflects increased interest and use of our product portfolio in our core markets of trauma, oral and maxillofacial surgery, and carpal and cubital tunnel revision. We are also pleased with the early response to our expanded application in breast reconstruction neurotization.”

“We accelerated investment in our commercial team during the past two quarters, adding 15 direct sales reps and expanding our sales infrastructure with additional investments in sales management, sales training, surgeon education, and marketing,” continued Zaderej. “We believe these organizational changes provide the framework to drive execution of our growth plans  throughout the year.”

Additional First Quarter and Recent Operational Highlights

•Increased active accounts in the first quarter to 604, up 30% from 465 a year ago

•Ended the quarter with 68 direct sales representatives, a 28% increase over the past two quarters, including 10 specialty sales representatives focused on our expanded applications in Oral and Maxillofacial and Breast Reconstruction Neurotization, as well as 19 independent distributors

•Conducted three national education programs in the first quarter

•Increased the number of clinical presentations related to our surgical portfolio by thirteen

•Trained surgeons on the ReSensation™ surgical technique at approximately two-thirds of our targeted breast neurotization centers

•The investigators of the AxoGen sponsored CHANGE study received the “Hand Journal Award,” a recognition given by the journal’s editorial board to the manuscript that is considered the most impactful and interesting of the year

•Ended the quarter with $30.6 million in cash compared to $36.5 million at the end of Q4 2017. Net cash burn in Q1 was $5.9 million and includes $2.5 million for payment of the 2017 all-employee annual performance bonuses, awards, and related costs

•Ended the quarter with $25 million of total bank debt, equivalent to the end of 2017

“We are seeing a greater focus on both our core markets and our expanded applications at scientific conferences and educational events across the country,” said Zaderej. “This increased awareness of our product portfolio, combined with our investment to further strengthen our commercial organization, leave us well positioned to continue growing our platform for nerve repair.”

2018 Financial Guidance

Management reiterates 2018 revenue will grow at least 40% over 2017 revenue and gross margins will remain above 80%. Additionally, management now expects to have at least 80 direct sales reps by year end, compared to the previous estimate of at least 75.

Upcoming Investor Events

Members of the AxoGen senior management team will participate at the following upcoming conferences:

•AxoGen Annual Meeting of Shareholders in Orlando on May 14

•Jefferies Global Healthcare Conference in New York City on June 5-6

•JMP Securities Life Sciences Management Access Conference in New York City on June 20-21

Conference Call

The Company will host a conference call and webcast for the investment community today at 4:30 p.m. ET. Investors interested in participating by phone are invited to call toll free at 1-877-407-0993 or use the direct dial-in number 1-201-689-8795. Those interested in listening to the conference call live via the Internet can do so by visiting the Investors page of the Company’s website at www.axogeninc.com and clicking on the webcast link on the Investors home page.

Following the conference call, a replay will be available on the Company’s website at www.axogeninc.com under Investors.

About AxoGen

AxoGen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. We are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or discontinuity to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

AxoGen's platform for peripheral nerve repair features a comprehensive portfolio of products, including Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves, AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments, and Avive® Soft Tissue Membrane, a minimally processed human umbilical cord membrane that may be used as a resorbable soft tissue covering to separate tissue layers and modulate inflammation in the surgical bed. Along with these core surgical products, AxoGen also offers AcroVal® Neurosensory & Motor Testing System and AxoTouch® Two-Point Discriminator. These evaluation and measurement tools assist health care professionals in detecting changes in sensation, assessing return of sensory, grip, and pinch function, evaluating effective treatment interventions, and providing feedback to patients on peripheral nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our assessment on our internal control over financial reporting, our growth, our 2018 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense.  We also use the non-GAAP financial measures of Adjusted Net Loss and Adjusted Net Loss Per Common Share - basic and diluted which excludes non-cash stock compensation expense from Net Loss and Net Loss Per Common Share - basic and diluted, respectively.  These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of AxoGen’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods.  We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

Contacts:

AxoGen, Inc.

Peter J. Mariani, Chief Financial Officer

InvestorRelations@AxoGenInc.com

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com

AXOGEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$30,559,882	$36,506,624
Accounts receivable, net	11,766,829	11,064,720
Inventory	8,052,930	7,315,942
Prepaid expenses and other	1,355,262	853,381
Total current assets	51,734,903	55,740,667
Property and equipment, net	2,377,323	2,197,039
Intangible assets	1,058,346	936,992
Total assets	$55,170,572	$58,874,698
Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving loan agreement	$3,983,189	$4,000,000
Accounts payable and accrued expenses	8,710,683	8,952,061
Current maturities of long-term obligations	2,841,378	735,017
Contract liabilities, current	32,136	31,668
Total current liabilities	15,567,386	13,718,746
Long-term obligations, net of current maturities and deferred financing fees	17,760,907	19,809,772
Other long-term liabilties	89,010	95,514
Contract liabilities	61,985	68,631
Total liabilities	33,479,288	33,692,663
Shareholders’ equity:
Common stock, $.01 par value; 50,000,000 shares authorized; 34,669,276 and 34,350,329 shares issued and outstanding	346,693	343,503
Additional paid-in capital	155,312,433	153,167,817
Accumulated deficit	(133,967,842)	(128,329,285)
Total shareholders’ equity	21,691,284	25,182,035
Total liabilities and shareholders' equity	$55,170,572	$58,874,698

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months ended March 31, 2018 and 2017

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2018	2017
Revenues	$17,259,859	$12,241,073
Cost of goods sold	2,712,380	1,915,648
Gross profit	14,547,479	10,325,425
Costs and expenses:
Sales and marketing	12,469,351	8,610,482
Research and development	2,058,442	1,411,136
General and administrative	5,011,727	3,504,039
Total costs and expenses	19,539,520	13,525,657
Loss from operations	(4,992,041)	(3,200,232)
Other expense:
Interest expense	(585,618)	(507,549)
Interest expense – deferred financing costs	(60,663)	(44,491)
Other expense	(235)	(9,753)
Total other expense	(646,516)	(561,793)
Net loss	$(5,638,557)	$(3,762,025)
Weighted Average Common Shares outstanding – basic and diluted	34,521,122	33,026,433
Loss Per Common share – basic and diluted	$(0.16)	$(0.11)

Adjusted Net Loss	$(3,909,442)	$(2,913,436)
Adjusted Net Loss Per Common Share - basic and diluted	$(0.11)	$(0.09)

AXOGEN, INC.

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Three Months ended March 31, 2018 and 2017

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2018	2017
Net loss	$(5,638,557)	$(3,762,025)
Depreciation and amortization expense	179,938	108,359
Amortization expense of intangible assets	19,600	23,189
Income Taxes	—	9,801
Interest expense	585,618	507,549
Interest expense - deferred financing costs	60,663	44,491
EBITDA - non GAAP	$(4,792,738)	$(3,068,636)

Non Cash Stock Compensation Expense	1,729,115	848,589
Adjusted EBITDA - non GAAP	$(3,063,623)	$(2,220,047)

Net loss	$(5,638,557)	$(3,762,025)
Non Cash Stock Compensation Expense	1,729,115	848,589
Adjusted Net Loss - non GAAP	$(3,909,442)	$(2,913,436)
Weighted Average Common Shares outstanding – basic and diluted	34,521,122	33,026,433
Adjusted Net Loss Per Common Share - basic and diluted	$(0.11)	$(0.09)

AXOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Months ended March 31, 2018 and 2017

(unaudited)

	Three Months Ended
	March 31,	March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(5,638,557)	$(3,762,025)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	179,938	108,359
Amortization of intangible assets	19,600	23,189
Amortization of deferred financing costs	60,663	44,491
Provision for bad debt	56,844	34,747
Share-based compensation	1,729,115	848,589
Change in assets and liabilities:
Accounts receivable	(758,953)	(366,469)
Inventory	(736,988)	(391,890)
Prepaid expenses and other	(501,881)	(237,633)
Accounts payable and accrued expenses	(241,378)	(341,899)
Contract and other liabilities	(12,682)	86,459
Net cash used for operating activities	(5,844,279)	(3,954,082)

Cash flows from investing activities:
Purchase of property and equipment	(360,222)	(98,391)
Acquisition of intangible assets	(140,954)	(84,898)
Net cash used for investing activities	(501,176)	(183,289)

Cash flows from financing activities:
Borrowing on revolving loan	16,146,151	11,247,114
Payments on revolving loan	(16,162,963)	(11,295,817)
Repayments of long term debt	(3,167)	(5,158)
Debt issuance costs	—	(26,429)
Proceeds from exercise of stock options and warrants	418,692	117,021
Net cash provided by financing activities	398,713	36,731

Net decrease in cash and cash equivalents	(5,946,742)	(4,100,640)
Cash and cash equivalents, beginning of year	36,506,624	30,014,405
Cash and cash equivalents, end of period	$30,559,882	$25,913,765

Supplemental disclosures of cash flow activity:
Cash paid for interest	$576,856	$505,020